UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 17, 2018
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

a)	The Company held its annual meeting of stockholders on May 17, 2018.

b)
The stockholders elected all of the directors named in the proxy statement for the coming year; approved our named executives’ compensation in an advisory vote; and ratified the selection of KPMG LLP as our independent registered public accounting firm for 2018. The voting results for each of these proposals are detailed below.

A.      Election of Directors

	For	Against	Abstain	Non-Votes
Margaret M. Keane	634,889,360	310,098	781,274	37,760,417
Paget L. Alves	630,442,147	4,748,619	789,966	37,760,417
Arthur W. Coviello, Jr.	634,846,402	337,590	796,740	37,760,417
William W. Graylin	634,027,784	433,555	1,519,393	37,760,417
Roy A. Guthrie	632,940,169	2,245,801	794,762	37,760,417
Richard C. Hartnack	628,343,655	6,649,592	987,485	37,760,417
Jeffrey G. Naylor	614,193,433	20,082,190	1,705,109	37,760,417
Laurel J. Richie	627,594,046	7,415,807	970,879	37,760,417
Olympia J. Snowe	628,823,813	6,375,413	781,506	37,760,417

B.      Management Proposals

	For	Against	Abstain	Non-Votes
Advisory Vote to Approve Named Executive Officer Compensation	421,116,295	213,049,294	1,815,143	37,760,417
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2018	671,911,201	967,113	862,835	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: May 23, 2018	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary